Exhibit 99.1
NEWS RELEASE
SigmaTron International, Inc. 2201 Landmeier Road Elk Grove Village, Illinois 60007 TEL (800) 700-9095

For Further Information Contact:

SigmaTron International, Inc.

Linda K. Frauendorfer

1-800-700-9095

SIGMATRON INTERNATIONAL, INC.

RECEIVES $6.3 MILLION LOAN UNDER SBA PAYROLL PROTECTION PROGRAM

ELK GROVE VILLAGE, Illinois, April 23,  2020 -- SigmaTron International, Inc. (NASDAQ: SGMA), an electronic manufacturing services company, today announced that it received a Small Business Administration (“SBA”) Payroll Protection Loan (“PPP”) in the amount of approximately $6.3 million, pursuant to the Coronavirus Aid, Relief and Economic Security Act (the “CARES Act”) on April 23, 2020.  The PPP loan matures on April 23, 2022 and bears interest at the rate of 1.00% per annum.  Payments of principal and interest commence on November 23, 2020.  The loan may be prepaid at any time prior to maturity with no penalty.

A portion or all of the PPP loan may be forgiven by the SBA upon application by SigmaTron. Eligible expenses to be forgiven include U.S. payroll costs, continuation of healthcare costs, mortgage interest, rent and utilities among others.  75% of eligible expenses must be used for payroll related costs and up to 25% may be used for other eligible expenses to qualify for forgiveness.  A portion of the PPP may not be forgiven if total headcount declines during the 8-week forgiveness period.  For all eligible expenses that are forgiven, the amount forgiven is applied to reduce the outstanding principal.

SigmaTron intends to use all of the proceeds from the PPP loan as eligible expenses and expects that most, if not all, of the proceeds, including the interest accrued on the principal, will be eligible for forgiveness.

Gary R. Fairhead, President, CEO and Chairman, said “We believe that the PPP loan will be essential to support our U.S. employees and factories as they work through the current pandemic and the volatile economy it has created.  We appreciate the government’s foresight in creating this Program.”

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SigmaTron International, Inc. receives SBA Payroll Protection Loan

Headquartered in Elk Grove Village, IL, SigmaTron International, Inc. is an electronic manufacturing services company that provides printed circuit board assemblies and completely assembled electronic products.  SigmaTron International, Inc. operates manufacturing facilities in Elk Grove Village, Illinois; Acuna, Chihuahua, and Tijuana Mexico; Union City, California; Suzhou, China, and Ho Chi Minh City, Vietnam.  SigmaTron International, Inc. maintains engineering and materials sourcing offices in Elgin, Illinois and Taipei, Taiwan.

Note:  This press release contains forward-looking statements.  Words such as “continue,” “anticipate,” “will,” “expect,” “believe,” “plan,” and similar expressions identify forward-looking statements.  These forward-looking statements are based on the current expectations of the Company.  Because these forward-looking statements involve risks and uncertainties, the Company’s plans, actions and actual results could differ materially.  Such statements should be evaluated in the context of the direct and indirect risks and uncertainties inherent in the Company’s business including, but not necessarily limited to, the Company’s continued dependence on certain significant customers; the continued market acceptance of products and services offered by the Company and its customers; pricing pressures from the Company’s customers, suppliers and the market; the activities of competitors, some of which may have greater financial or other resources than the Company; the variability of the Company’s operating results; the results of long-lived assets impairment testing; the collection of aged account receivables; the variability of the Company’s customers’ requirements; the availability and cost of necessary components and materials; the ability of the Company and its customers to keep current with technological changes within its industries; regulatory compliance, including conflict minerals; the continued availability and sufficiency of the Company’s credit arrangements; the ability to meet the Company’s financial covenant; changes in U.S., Mexican, Chinese, Vietnamese or Taiwanese regulations affecting the Company’s business; the turmoil in the global economy and financial markets; the spread of COVID-19 (commonly known as “Coronavirus”) which has threatened the Company’s financial stability by causing a decrease in consumer spending, has negatively affected global economies, caused a disruption to the Company’s global supply chain, and caused the Company to incur government mandated closures of factories or reduced production tied to lower staffing; the stability of the U.S., Mexican, Chinese, Vietnamese and Taiwanese economic, labor and political systems and conditions; currency exchange fluctuations; and the ability of the Company to manage its growth.  These and other factors which may affect the Company’s future business and results of operations are identified throughout the Company’s Annual Report on Form 10-K, and as risk factors, may be detailed from time to time in the Company’s filings with the Securities and Exchange Commission.  These statements speak as of the date of such filings, and the Company undertakes no obligation to update such statements in light of future events or otherwise unless otherwise required by law.

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